UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025
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DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-31463	16-1241537
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 8, 2025 (the “Closing Date”), DICK’S Sporting Goods, Inc., a Delaware corporation (“DICK’S Sporting Goods” or the “Company”), consummated the previously announced merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 15, 2025, by and among DICK’S Sporting Goods, Foot Locker, Inc., a New York corporation (“Foot Locker”), and RJS Sub LLC, a New York limited liability company and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Foot Locker (the “Merger”), with Foot Locker surviving as a wholly owned subsidiary of DICK’S Sporting Goods.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of Foot Locker common stock, par value $0.01 per share (“Foot Locker common stock”), issued and outstanding immediately prior to the Effective Time (other than certain shares of Foot Locker common stock that were held in treasury by Foot Locker or owned by DICK’S Sporting Goods or Merger Sub or owned by direct or indirect subsidiaries of Foot Locker or DICK’S Sporting Goods) was converted into the right to receive, without interest and at the election of the holder of such share: (a) $24.00, if an election to receive cash consideration was properly made and not properly changed, revoked or deemed revoked (or if no election was validly made) (the “Cash Consideration”) or (b) 0.1168 shares of DICK’S Sporting Goods common stock, par value $0.01 per share (“DICK’S Sporting Goods common stock”), if an election to receive stock consideration was properly made and not properly changed, revoked or deemed revoked (the “Stock Consideration”). The election was not subject to a minimum or maximum amount of Cash Consideration or Stock Consideration.

As of the election deadline of 5:00 p.m., Eastern Time on August 29, 2025, the final results of the election were as follows:

•	Foot Locker shareholders of record of approximately 85.8% of the outstanding shares of Foot Locker common stock elected to receive the Stock Consideration;

•	Foot Locker shareholders of record of approximately 1.2% of the outstanding shares of Foot Locker common stock elected to receive the Cash Consideration; and

•
Foot Locker shareholders of record of approximately 12.9% of the outstanding shares of Foot Locker common stock did not make a valid election or did not deliver a valid election form prior to the election deadline, which includes approximately 4.5% of the outstanding shares of Foot Locker common stock owned by DICK’S Sporting Goods. Other than the shares of Foot Locker common stock owned by DICK’S Sporting Goods, which were, at the Effective Time, automatically cancelled for no consideration and ceased to exist, each non-electing Foot Locker shareholder was entitled to receive the Cash Consideration for such shares.

No fractional shares of DICK’S Sporting Goods common stock were issued. Instead, a Foot Locker shareholder who otherwise would have received a fractional share of DICK’S Sporting Goods common stock upon an election for Stock Consideration was entitled to receive a cash payment in lieu of such fractional share in an amount determined by multiplying (i) the last reported sale price of DICK’S Sporting Goods common stock on the New York Stock Exchange on September 5, 2025 by (ii) the fraction of a share (after taking into account all shares of Foot Locker common stock held by such holder at the Effective Time for which the shareholder elected Stock Consideration and rounded to the nearest one thousandth when expressed in decimal form) of DICK’S Sporting Goods common stock to which such holder would otherwise be entitled.

Treatment of Equity Awards

Pursuant to the terms set forth in the Merger Agreement, at the Effective Time, each outstanding equity award with respect to Foot Locker common stock outstanding as of immediately prior to the Effective Time was treated as follows:

•
Each option to purchase Foot Locker common stock granted under the Foot Locker 2007 Stock Incentive Plan or granted as an inducement award (“Foot Locker option”) that was unexercised, whether or not vested, and that had a per share exercise price that was less than the Cash Consideration (“in-the-money option”) was cancelled and converted into the right to receive an amount in cash equal to (a) the number of shares of Foot Locker common stock subject to the Foot Locker option as of immediately prior to the Effective Time multiplied by (b) the excess (if any) of the Cash Consideration over the per share exercise price applicable to the Foot Locker option.

•	Each Foot Locker option that was not an in-the-money option which was unexercised, whether or not vested, was cancelled for no consideration.

•
Each restricted stock unit award granted under the Foot Locker 2007 Stock Incentive Plan or granted as an inducement award (“Foot Locker RSU Award”) that was held by an individual who was not a non-employee director of Foot Locker and each performance stock unit award granted under the Foot Locker 2007 Stock Incentive Plan or granted as an inducement award (“Foot Locker PSU Award”) was assumed and converted into a time-based restricted stock unit award in respect of a number of shares of DICK’S Sporting Goods common stock equal to the product obtained by multiplying (a) the total number of shares of Foot Locker common stock subject to the Foot Locker RSU Award or Foot Locker PSU Award, as applicable, as of immediately prior to the Effective Time by (b) the exchange ratio (i.e., 0.1168), with any fractional shares rounded to the nearest whole share. For purposes of the immediately preceding sentence, the number of shares of Foot Locker common stock subject to a Foot Locker PSU Award as of immediately prior to the Effective Time was determined in accordance with the applicable award agreements.

•
Each Foot Locker RSU Award that was held by a non-employee director of Foot Locker, whether or not vested, was cancelled and converted into the right to receive an amount in cash equal to (a) the number of shares of Foot Locker common stock subject to the Foot Locker RSU Award as of immediately prior to the Effective Time multiplied by (b) the Cash Consideration.

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Each deferred stock unit award granted under the Foot Locker 2007 Stock Incentive Plan (“Foot Locker DSU Award”) was cancelled and converted into the right to receive, at the earliest time following the Effective Time permitted by the award terms that would not trigger any additional tax or penalty under Section 409A of the Internal Revenue Code of 1986, as amended, the Cash Consideration in respect of each share of Foot Locker common stock subject to the Foot Locker DSU Award as of immediately prior to the Effective Time.

The total aggregate consideration payable in the Merger, not including the treatment of any Foot Locker equity awards described above, was 9,579,640 million whole shares of DICK’S Sporting Goods common stock and $222,961,814.59 in cash, which DICK’S Sporting Goods funded through cash on hand. The issuance of shares of DICK’S Sporting Goods common stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-288244) filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on July 10, 2025 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 8, 2025, DICK’S Sporting Goods issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 15, 2025, by and among DICK’S Sporting Goods, Inc., RJS Sub LLC and Foot Locker, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, initially filed with the SEC on May 15, 2025 (Film No. 25955909))*

99.1	Press Release of DICK’S Sporting Goods, Inc., dated September 8, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL document)

* Certain schedules and exhibits have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: September 8, 2025	By:	/s/ Navdeep Gupta
	Name:	Navdeep Gupta
	Title:	Executive Vice President,
Chief Financial Officer